                                                                    EXHIBIT 10.3

                               ESCROW AGREEMENT


          THIS ESCROW AGREEMENT, dated as of October 30, 1998 (this "Agreement"), by and between ONHEALTH NETWORK COMPANY, a Washington corporation (the "Company"), ADVANTAGE FUND II LTD., a British Virgin Islands corporation (the "Buyer"), and BRIAN W. PUSCH, not in his individual capacity but as Escrow Agent (the "Escrow Agent").

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, the Company and the Buyer have executed and delivered, one to the other, a Subscription Agreement, dated as of October 30, 1998 (the "Subscription Agreement"), pursuant to which, among other things, the Company has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Company, upon the terms and subject to the conditions of the Subscription Agreement, shares (the "Purchased Shares") of Common Stock, $.01 par value, of the Company (the "Common Stock"), and the Company has further agreed, under certain circumstances, from time to time to issue additional shares ("Reset Shares") of Common Stock to the Buyer; and

          WHEREAS, pursuant to the Subscription Agreement, the Company has agreed with the Buyer, among other things, to execute and deliver this Agreement, and to initially deposit all Purchased Shares and Reset Shares issued by the Company for the account of the Buyer with the Escrow Agent for the purposes set forth in Section 4 and Section 8 of the Subscription Agreement;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used herein without definition have the meanings given them in the Subscription Agreement):

          1. DEPOSIT OF SHARES. Upon each closing of the sale of the Initial Shares and the Optional Shares, if any, to the Buyer or its assignee in accordance with the Subscription Agreement, the Company shall deposit with the Escrow Agent for the account of the Buyer or its assignee one or more certificates representing such Initial Shares and Optional Shares. Upon each issuance, if any, of Reset Shares pursuant to Section 4 of the Subscription Agreement, the Company shall deposit with the Escrow Agent for the account of the Buyer or its assignee one or more certificates representing such Reset Shares. All shares of Common Stock held by the Escrow Agent from time to time, including any additional shares of Common Stock distributed or received by the Escrow Agent as a stock dividend, stock split or other distribution on the shares of Common Stock held by the Escrow Agent, are referred to herein as the "Escrow Shares." The Escrow Shares shall, if sent electronically, be registered in street name and, if delivered in certificated form, be registered in the name of the Escrow Agent or shall be accompanied by duly executed stock powers in blank with any necessary signature guarantees. The Escrow Agent shall be entitled, in its discretion, to

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retain possession of certificates for the Escrow Shares or to deposit the Escrow
Shares in a segregated brokerage account maintained in the name of the Escrow Agent with PaineWebber Incorporated or another brokerage firm which is a member of the National Association of Securities Dealers, Inc.

          2. BENEFICIAL OWNERSHIP OF ESCROW SHARES. As provided in Section 8 of the Subscription Agreement, except for Escrow Shares which are due to the Company as specified in a Reset Notice (as defined below) pursuant to Section 4 of the Subscription Agreement which have not been released to the Company ("Company Escrow Shares"), the Buyer shall be the sole beneficial owner of and shall have the sole right to vote the Escrow Shares, and the escrow provisions of this Agreement and the Subscription Agreement shall not in any way limit or affect the ownership or the right to dispose of such Escrow Shares by the Buyer and shall not in any manner create any lien, pledge, charge, equity, encumbrance, claim or right of the Company of any nature whatsoever in or with respect to such Escrow Shares. In the event of any dispute or uncertainty regarding the existence or amount of any Company Escrow Shares, all Escrow Shares in question shall be deemed beneficially owned by the Buyer until designated as Company Escrow Shares by delivery by the Buyer or a court of competent jurisdiction of a Reset Notice or other written confirmation thereof to the Escrow Agent and the Company.

          3. RELEASE OF ESCROW SHARES TO THE BUYER. (a) At any time after the earlier of (i) the SEC Effective Date or (ii) Reset Date No. 1 which is not during a Reset Period, the Buyer shall have the sole and exclusive right to direct the Escrow Agent to release to or upon the order of the Buyer any or all Escrow Shares which are not Company Escrow Shares by delivering a Release Notice, in the form attached hereto as EXHIBIT A (each, a "Release Notice"), to the Escrow Agent. No Escrow Shares may be released by the Escrow Agent during a Reset Period unless the Escrow Agent is jointly instructed to do so by the Company and the Buyer. The Escrow Agent shall determine the expiration date of any Reset Period, which determination shall be binding on the Company and the Buyer.

          (b) Within three Trading Days following receipt of a Release Notice or as promptly as practicable thereafter, the Escrow Agent shall release to the Buyer the number of Escrow Shares specified in such Release Notice in accordance with the Buyer's instructions stated therein until such time as the Escrow Agent no longer holds any Escrow Shares. A Release Notice given by the Buyer shall be deemed for all purposes to be in proper form unless the Escrow Agent notifies the Buyer in writing within five Business Days after such Release Notice has been given (which notice shall specify all defects in such Release Notice) and any Release Notice containing any such defect shall nonetheless be effective on the date given if the Buyer promptly undertakes to correct all defects. The certificates for any Common Shares so released from escrow prior to the SEC Effective Date may, if so requested by the Company, bear the restrictive legend specified in Section 7(b) of the Subscription Agreement. Any remaining Escrow Shares which are not Company Escrow Shares following the last Reset Date to occur under the Subscription Agreement shall be promptly delivered to or upon the order of the Buyer. Once properly released from escrow in accordance with this

                                      -2-
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Agreement, Escrow Shares may not be re-deposited into escrow.

          4. RELEASE OF COMPANY ESCROW SHARES TO THE COMPANY. On or after each Reset Date, the Escrow Agent shall receive a Reset Notice, in the form attached hereto as EXHIBIT B (each, a "Reset Notice"), from the Buyer or, when permitted by Section 4(c) of the Subscription Agreement, from the Company. If a Reset Notice states that Reset Shares are due to the Company, within six Trading Days after such Reset Notice is given to the Escrow Agent or as promptly as practicable thereafter, the Escrow Agent shall release the applicable whole number of Company Escrow Shares to the Company in accordance with the Company's written instructions. In the event of any error or dispute concerning the number of Reset Shares due to the Buyer or to the Company set forth in a Reset Notice, the Company and the Buyer will comply with the provisions of Section 4(d) of the Subscription Agreement and the Escrow Agent shall receive the notices provided therein. The Escrow Agent is authorized and directed to rely on any determination of the Auditors made pursuant to such Section 4(d).

          5. METHOD OF RELEASE. In the discretion of the Escrow Agent, the Escrow Agent may release Escrow Shares to the Buyer or to the Company, as and when required by this Agreement, by means of (i) delivering physical certificates representing such Escrow Shares or (ii) electronic transfer of such Escrow Shares by DWAC or a similar system to an account designated in writing to the Escrow Agent by the Buyer or the Company, as the case may be.

          6. DUTIES OF ESCROW AGENT. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. In no event shall the Escrow Agent have any responsibility or liability for the accuracy of the information set forth in any Release Notice or Reset Notice or for the determination of any calculation to be made for purposes of Section 4 of the Subscription Agreement or otherwise. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith. In no event shall the Escrow Agent incur any liability or be held responsible, if any certificate for or electronic transmission of Escrow Shares, once released from escrow hereunder, shall become lost, delayed, stolen, destroyed, mutilated or misplaced while in transit to any person, provided the Escrow Agent shall have dispatched the same by a means customarily used by the Escrow Agent.

          7. DISREGARD OF WARNINGS; JUDICIAL ORDERS. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, firm or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been

                                      -3-
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entered without jurisdiction.

          8. NO LIABILITY FOR GENUINENESS. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Subscription Agreement, a Release Notice, a Reset Notice or any other notice, document or instrument deposited or called for hereunder.

          9. STATUTE OF LIMITATIONS. The Escrow Agent shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to this Agreement or any document or instrument deposited with or held by the Escrow Agent pursuant to this Agreement.

          10. RETENTION AND ADVICE OF LEGAL COUNSEL. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor, subject to reimbursement thereof as and to the extent provided in Section 14. The Escrow Agent has acted as legal counsel for the Buyer and the Escrow Agent may continue to act as legal counsel for the Buyer notwithstanding its duties as Escrow Agent hereunder.

          11. RESIGNATION. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer shall appoint a successor Escrow Agent. The Escrow Agent shall transfer any Escrow Shares to any successor Escrow Agent promptly after receipt by the Escrow Agent of notice from the Buyer of the appointment of such successor.

          12. FURTHER ASSURANCES. If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the parties hereto shall join in furnishing such instruments.

          13. DISPUTES. It is understood and agreed that should any dispute arise with respect to the release and/or right of possession of the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed, in its sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) at any time, to deposit any or all of the Escrow Shares with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give notice thereof to the Company and the Buyer and shall thereupon be relieved and discharged from all further obligations hereunder.

          14. FEES AND EXPENSES; INDEMNITY. (a) The Company agrees to pay to the Escrow Agent an annual fee in the amount of $5,000 for the Escrow Agent's services under this

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Agreement, which fee shall be payable in advance for two years, and if any
Escrow Shares are held in escrow on August 1, 2000, on such date the Company agrees to pay such annual fee in advance for the third year of this Agreement. If all remaining Escrow Shares are released prior to the end of such three-year period, 30 days following such final release the Escrow Agent will refund a pro rata portion of such pre-paid fees, less any amounts due to the Escrow Agent for its expenses pursuant to this Section 14(a) or for any amounts due pursuant to
Section 14(b). In the event the Escrow Agent resigns, the Escrow Agent shall refund a pro rata portion of such fee to the Company, less any amounts due to the Escrow Agent pursuant to the following sentence of this Section 14(a) or
Section 14(b). In addition, the Company agrees to reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses incurred in connection with the performance of its services under this Agreement. The Buyer agrees to pay to the Escrow Agent any fees and expenses of the Escrow Agent which are not paid when due by the Company.

          (b) In addition to the amounts payable pursuant to Section 14(a), the Company and the Buyer jointly and severally agree to pay or reimburse the Escrow Agent for, and to indemnify and hold harmless the Escrow Agent from, any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

          15. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery (which shall include telephone line facsimile transmission or courier service), addressed to each person thereunto entitled at the following addresses, or at such other address as such person may designate by ten days advance written notice to each of the other parties hereto.

          the Company:           OnHealth Network Company
                                 808 Howell Street
                                 Suite 400
                                 Seattle, Washington 98101

                                 Facsimile No.: (206) 652-9075

          the Buyer:     c/o CITCO
                         Kaya Flamboyan 9
                         Curacao, Netherlands Antilles

                         Facsimile No.: 011-599-9732-2008

                         with a copy to:

                         Genesee International, Inc.

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                         10500 N.E. 8th Street
                         Suite 1920
                         Bellevue, Washington 98004-4332

                         Facsimile No.: (425) 462-4645

          the Escrow Agent:  Law Offices of Brian W Pusch
                         Penthouse Suite
                         29 West 57th Street
                                   New York, New York 10019

                                   Facsimile No.:  (212) 980-7055

          16. AMENDMENT, MODIFICATION, ETC. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

          17. SUBSCRIPTION AGREEMENT. By signing this Agreement, the Escrow Agent does not become a party to and has no liability with respect to the Subscription Agreement and the agreements and transactions contemplated thereby.

          18. ASSIGNMENT. In connection with any assignment by the Buyer of any of its rights under the Subscription Agreement or the Registration Rights Agreement, the Buyer shall have the right to assign all or a portion of its rights and obligations under this Agreement to any such assignee by giving notice thereof to the Escrow Agent and the Company. Each such notice shall be executed by the assignee. Such notice may be contained in a notice of assignment given under the Subscription Agreement or the Registration Rights Agreement. From and after the giving of such notice by the Buyer, such assignee shall be deemed a party to this Agreement, and all applicable references herein to the "Buyer" shall include such assignee.

          19. GOVERNING LAW. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of Washington, without giving effect to principles of conflicts of law.

          IN WITNESS WHEREOF, the Company and the Buyer have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized and the Escrow Agent has duly executed this Agreement, in each case as of the date first set forth above.

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                                                  ONHEALTH NETWORK COMPANY



                                                  By /s/ Michael D. Conway
                                                     ---------------------
                                                     Name: Michael D. Conway
                                                     Title: Vice President


                                                  ADVANTAGE FUND II LTD.



                                                  By /s/ W. R. Weber
                                                     ----------------
                                                         W.R.Weber
                                                         President



                                                     /s/ Brian W. Pusch
                                                  ------------------------------
                                                         Brian W. Pusch, as
                                                         Escrow Agent

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                                                                       EXHIBIT A
                                                                       ---------

                                RELEASE NOTICE

TO:  Brian W. Pusch,
      as Escrow Agent
     Law Offices of Brian W Pusch
     29 West 57th Street
     Penthouse Suite
     New York, New York 10019

     Facsimile No.:  (212) 980-7055

          (1) Pursuant to the terms of the Escrow Agreement, dated as of October 30, 1998 (the "Escrow Agreement"), by and between OnHealth Network Company, a Washington corporation (the "Company"), Advantage Fund II Ltd., a British Virgin Islands corporation, and Brian W. Pusch, as Escrow Agent (the "Escrow Agent"), the undersigned hereby elects to release ____________________ Escrow Shares. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Escrow Agreement or, if not defined in the Escrow Agreement, in the Subscription Agreement.

          (2) Please release ______________________ Escrow Shares to the person and address or to the account specified immediately below or, if additional space is necessary, on an attachment hereto:

              Delivery Instructions
              for Common Stock:









                                 PRINT NAME:


Date _________________________   By: ______________________________
                                     Title:

                                                            EXHIBIT B
                                                            ---------

                                 RESET NOTICE

TO:  OnHealth Network Company                Brian W. Pusch,
     808 Howell Street                        as Escrow Agent
     Suite 400                               Law Offices of Brian W Pusch
     Seattle, Washington  98101              29 West 57th Street
                                             Penthouse Suite
     Attention:  Chief Financial Officer     New York, New York  10019

     Facsimile No.:  (206) 652-9075          Facsimile No.:  (212) 980-7055


          This Reset Notice is given pursuant to the terms of (i) the Subscription Agreement, dated as of October 30, 1998 (the "Subscription Agreement"), by and between OnHealth Network Company, a Washington corporation (the "Company"), and Advantage Fund II Ltd., a British Virgin Islands corporation (the "Buyer"), and (ii) the Escrow Agreement, dated as of October 30, 1998 (the "Escrow Agreement"), by and between the Company, the Buyer and Brian W. Pusch, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Subscription Agreement. The undersigned Buyer hereby notifies the Company and the Escrow Agent as follows:

          (1)  Reset Date No. ____

          (2)  Reset Date:  _______________________

          (3) Computation of number of Reset Shares pursuant to Section 4(a) or 4(b) of the Subscription Agreement:







          (4)  Number of Reset Shares due to the Buyer:  ______________

          (5) Number of Reset Shares due to the Company: ___________. The Buyer hereby instructs the Escrow Agent to release such Reset Shares to the Company.


                                 NAME OF BUYER:

Date:



                                 By:
                                    Title:

                                      B-1